UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2018

FARO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
250 Technology Park, Lake Mary, Florida 32746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (407) 333-9911
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 5, 2018, Joseph Arezone entered into a Transition and Separation Agreement (the “Transition Agreement”) with FARO Technologies, Inc. (the “Company”), which Transition Agreement was dated as of May 25, 2018. Pursuant to the Transition Agreement, Mr. Arezone stepped down as the Company’s Senior Vice President, Corporate Strategy & Initiatives effective as of May 31, 2018. Mr. Arezone will continue to serve as an at-will employee of the Company through November 30, 2018, or such earlier date as determined by the Company, in its sole discretion, upon notice to Mr. Arezone (the “Transition Period”), in order to provide assistance and input concerning ongoing business matters, to effectively transition matters to other executives and to perform such other duties as directed by the Company’s President and Chief Executive Officer. The Company will continue to pay Mr. Arezone his current base salary of $263,280 per annum through November 30, 2018. In recognition of Mr. Arezone’s significant contributions during his long tenure with the Company, the stock options and restricted stock units granted to Mr. Arezone in 2016 and 2017 will continue to vest following the conclusion of the Transition Period, in accordance with their respective vesting schedules, as if his employment had continued in effect through and including each applicable vesting date. In addition, with respect to Mr. Arezone’s stock options granted in 2016 and 2017, once vested, such stock options will continue to be exercisable for a period of two years following the conclusion of the Transition Period, but in no event later than the date of expiration of such stock options. The Company also agreed to reimburse Mr. Arezone for the monthly COBRA payments that Mr. Arezone makes, for a period of up to six months. The Transition Agreement includes non-compete and non-solicit covenants pursuant to which Mr. Arezone agrees not to compete against or solicit any customer or employee of the Company for a period of two years after the conclusion of the Transition Period.
The foregoing summary of the Transition Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transition Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Transition and Separation Agreement between FARO Technologies, Inc. and Joseph Arezone effective June 5, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

June 8, 2018	/s/ Jody S. Gale
	By:	Jody S. Gale
	Its:	Senior Vice President, General Counsel & Secretary